                                                                 Exhibit 3-82
-------------------------------------------------------------------------------

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 11:30 AM 05/29/1997
                                                          971174826 - 2755914



                          CERTIFICATE OF INCORPORATION

                                       OF

                                  WALTZ CORP.
                                  -----------

         The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Delaware General Corporation Law, hereby certified that:

         FIRST: The name of the Corporation is Waltz Corp.

         SECOND: The registered office and registered agent of the Corporation is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporation may be organized under the Delaware General Corporation Law.

         FOURTH: The total number of shares of stock that the Corporation is authorized to issue is 1000 shares of Common Stock, par value $0.01 each.

         FIFTH: The name of the sole incorporator is Patrick J. Naughton, and his address is 425 Lexington Avenue, New York City, New York 10017-3954.

         SIXTH: The Board of Directors of the Corporation, acting by majority vote, may adopt, amend or repeal the By-Laws of the Corporation.

         SEVENTH: Except as otherwise provided by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation on May 29, 1997.



                                                         /s/ Patrick J. Naughton
                                                             -------------------
                                                             Patrick J. Naughton
                                                             Incorporator

    STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 01:30 PM 06/16/1997
   971196987 - 2755914



                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  WALTZ CORP.

         WALTZ CORP., a Delaware corporation (the "Corporation"), does hereby certify:

         The amendment set forth below to the Corporation's Certificate of Incorporation was duly adopted prior to the receipt by the Corporation of any payment for any of its stock in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware:

         That Article FIRST be and hereby is amended and restated as follows:

         FIRST: The name of the Corporation is Genesis ElderCare Corp.

         IN WITNESS WHEREOF, WALTZ CORP. has caused this Certificate to be signed and attested by its duly authorized officers, this 13th day of June, 1997.


                                                   /s/ James L. Singleton
                                                       -------------------------
                                                       Name:  James L. Singleton
                                                       Title: President




ATTEST:

/s/ Karl L. Peterson
   ----------------------
Name:  Karl L. Peterson
Title: Secretary

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 03:00 PM 10/08/1997
                                                          971340363 - 2755914


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

                                      *****

         Genesis ElderCare Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation.

         RESOLVED, that the Certificate of Incorporation of Genesis ElderCare Corp. be amended by changing the Fourth Article thereof so that, as amended, said Article shall be and read as follows:

         "FOURTH: The total number of shares of stock that the Corporation is authorized to issue is 1,000,000 share of Common Stock, par value $0.01 each."

         SECOND: That the corporation has not received any payment for any of its stock.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 241 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by James V. McKeon, its Vice President, Controller and Assistant Secretary, this 8th day of October, 1997.

                                                         GENESIS ELDERCARE CORP.

                                             By: /s/ James V. McKeon
                                                 -------------------------------
                                                 James V. McKeon
                                                 Vice President, Controller and
                                                 Assistant Secretary

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 10/02/2001
                                                          010488234 - 2755914

                             CERTIFICATE OF MERGER

                                       OF

                          MULTICARE ACQUISITION CORP.

                                 WITH AND INTO

                            GENESIS ELDERCARE CORP.

           (Under Section 251 of the Delaware General Corporation Law)

         THE UNDERSIGNED Genesis ElderCare Corp. ("Genesis"), in connection with the merger of Multicare Acquisition Corp. ("Multicare") with and into Genesis (the "Merger"), hereby certified as follows:

         FIRST: The name and the state of incorporation of each of the constituent corporations are:

       Name                                  State of Incorporation
       ----                                  ----------------------

       Genesis ElderCare Corp.                       Delaware

       Multicare Acquisition Corp.                   Delaware

         SECOND: Am agreement and plan of merger, dated October 2, 2001, by and among Genesis Health Ventures, Inc., Multicare and Genesis relating to the Merger (the "Agreement of Merger") has been approved, adopted, executed and acknowledged by each of the constituent corporations in accordance with Section 251 and Section 303 of the Delaware General Corporation Law and pursuant to an approved plan of reorganization under Chapter 11 of the United States Code, as more fully described on the attached Exhibit A.

         THIRD: Genesis will be the surviving corporation (the "Surviving Corporation"). The name of the Surviving Corporation is Genesis ElderCare Corp.

         FOURTH: The Certificate of Incorporation of Genesis as in effect immediately prior to the Merger shall be amended in the Merger in its entirety so as to read as set forth in Exhibit B hereto and, as so amended, shall constitute the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with applicable law and the terms thereof.

         FIFTH: The executed Agreement of Merger is on file at the principal place of business of the Surviving Corporation at 103 Faulk Road, Suite 202, Wilmington, Delaware 19803.

         SIXTH: A copy of the Agreement of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either constituent corporation.

         SEVENTH: Provision for the Agreement of Merger, this certificate and the Merger is contained in the order of the court described in Exhibit A hereto.

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate, this 2nd day of October, 2001.




                                                  GENESIS ELDERCARE CORP.

                                                  By: /s/ George V. Hoge, Jr.
                                                      -------------------------
                                                      Name: George V. Hoge, Jr.
                                                      Title: E.V.P. & CFO

                                    EXHIBIT A

                       Information Relating to Section 303

         The Merger is being effectuated pursuant to the plan of reorganization (the "Plan") filed with the United States Bankruptcy Court for the District of Delaware (the "Court") on July 6, 2001, as amended, with respect to those certain cases pending under Chapter 11 of the Bankruptcy Code filed by Genesis Health Ventures, Inc. and certain of its subsidiaries (Case Nos. 00-02691 through 00-2836 (JHW), which cases are jointly administered as Case No. 00-2692
(JHW)) and Multicare AMC, Inc. and certain of its subsidiaries (Case Nos. 00-2494 through 00-2690 (JHW), which cases are jointly administered as Case No. 00-2494 (JHW)). The Plan was confirmed by order of the Court dated September 20, 2001.

                                   EXHIBIT B

                          CERTIFICATE OF INCORPORATION

                                       OF

                             GENESIS ELDERCARE CORP.

         FIRST: The name of the Corporation is: Genesis ElderCare Corp.

         SECOND: The address of the registered office of the Corporation in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19081. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended.

         FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 3,000, all of which shares shall be Common Stock having a par value of $0.01.

         FIFTH: In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this certificate of incorporation, by-laws of the Corporation may be adopted, amended or repealed by a majority of the board of directors of the Corporation, but any by-laws adopted by the board of directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

         SIXTH: (a) A director of the Corporation shall not be personally liable either to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, or (ii) for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law, or (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this paragraph (a) nor the adoption of any provision of the Certificate of Incorporation inconsistent with this paragraph (a) shall eliminate or reduce the effect of this paragraph (a) in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph (a) of this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

         (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Corporation may adopt By-laws or enter into agreements with any such person for the purpose of providing for such indemnification.